UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West
Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 6, 2014, Alliqua BioMedical, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission regarding its acquisition of all of the outstanding equity interests of Choice Therapeutics, Inc. (“Choice”) pursuant to that certain Agreement and Plan of Merger by and among the Company, ALQA Merger Sub, Inc., a wholly-owned subsidiary of the Company, Choice and E. James Hutchens, as the representative of the Choice stockholders. This Current Report on Form 8-K/A (“Amendment No. 1”) is being filed to provide the financial statements described under Item 9.01 below, in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of Choice for the years ended December 31, 2013 and 2012 and the unaudited condensed financial statements of Choice as of March 31, 2014 for the three month periods ended March 31, 2014 and 2013 are filed herewith as Exhibits 99.1 and 99.2, respectively, to this Amendment No. 1 and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions as of March 31, 2014 for the three month period ended March 31, 2014 and for the year ended December 31, 2013 are attached as Exhibit 99.3 to this Amendment No. 1 and are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
99.1	Audited financial statements of Choice Therapeutics, Inc. for the years ended December 31, 2013 and 2012.
99.2	Unaudited condensed financial statements of Choice Therapeutics, Inc. as of March 31, 2014 for the three month periods ended March 31, 2014 and 2013.
99.3	Unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions for three month period ended March 31, 2014 and for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: July 21, 2014	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer